As filed with the Securities and Exchange Commission on September 17, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NOTIFY TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

California	77-0382248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1054 S. De Anza Blvd.

San Jose, California 95129

(Address of principal executive offices)

1997 Stock Plan

(Full title of the plan)

Paul F. DePond

Chairman of the Board, President and Chief Executive Officer

NOTIFY TECHNOLOGY CORPORATION

1054 S. De Anza Blvd.

San Jose, California 95129

(408) 777-7920

(Name, address and telephone number of agent for service)

Copy to:

Henry P. Massey, Jr., Esq.

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 par value, to be issued under the 1997 Stock Plan	1,250,000 shares	$0.20	$250,000.00	$20.23

(1)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low reported prices of our Common Stock on the OTC Bulletin Board on September 10, 2003, because the exercise prices of options to be granted in the future are not currently determinable.

The contents of our Registration Statement on Form S-8 (Reg. No. 333-67520) filed with the SEC on August 14, 2001, are incorporated herein by reference

PART II:	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	EXHIBITS.

Exhibit Number	Document

4.1	1997 Stock Plan, as amended effective March 26, 2003, and form of stock option agreement.

5.1	Opinion of Counsel as to Legality of Securities Being Registered.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (See Page II-2).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Notify Technology Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 5, 2003.

NOTIFY TECHNOLOGY CORPORATION

By:	/s/ PAUL F. DEPOND
Paul F. DePond, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul F. DePond and Gerald W. Rice, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL F. DEPOND Paul F. DePond	President, Chief Executive Officer and Chairman (Principal Executive Officer)	September 5, 2003

/s/ GERALD W. RICE Gerald W. Rice	Chief Financial Officer (Principal Financial and Accounting Officer)	September 5, 2003

/s/ BERTRAM J. POLAN Bertram J. Polan	Director	September 9, 2003

/s/ MICHAEL K. BALLARD Michael K. Ballard	Director	September 12, 2003

/s/ ANDREW H. PLEVIN Andrew H. Plevin	Director	September 5, 2003

/s/ DAVID A. BREWER David A. Brewer	Director	September 5, 2003

/s/ HAROLD S. BLUE Harold S. Blue	Director	September 5, 2003

II-2

INDEX TO EXHIBITS

Exhibit Number	Document

4.1	1997 Stock Plan, as amended effective March 26, 2003, and form of stock option agreement.

5.1	Opinion of Counsel as to Legality of Securities Being Registered.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (See Page II-2).